EXECUTION VERSION

Exhibit 1.2

INTERNATIONAL COAL GROUP, INC.

$100,000,000 Principal Amount

4.00% Convertible Senior Notes due 2017

UNDERWRITING AGREEMENT

March 10, 2010

EXECUTION VERSION

UNDERWRITING AGREEMENT

March 10, 2010

UBS Securities LLC

Morgan Stanley & Co. Incorporated

as Managing Underwriters

c/o	UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

International Coal Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Managing Underwriters”), $100,000,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2017 (the “Firm Notes”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional $15,000,000 aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2017 (the “Additional Notes”). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the “Notes.” In addition to the issuance and sale of the Notes to the Underwriters, the Company intends to issue and sell 22,371,365 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Common Stock Offering”) and Senior Secured Second-Priority Notes due 2018 (the “Senior Secured Offering”).

The Notes are to be issued pursuant to an indenture to be dated as of March 16, 2010, as supplemented by a first supplemental indenture to be dated as of March 16, 2010 (together, the “Indenture”) among the Company, the guarantors listed on the signature pages hereto (the “Guarantors” and, together with the Company, the “Issuers”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Company’s obligations under the Notes will be unconditionally guaranteed (the “Guarantees”) by the Guarantors. The Notes will be convertible in accordance with their terms and the terms of the Indenture, at the Company’s election, into cash and shares of the common stock (the “Common Stock”) of the Company, $0.01 par value per share (the “Shares”) or a combination thereof. All references herein to the Notes include the related Guarantees, unless the context otherwise requires.

The Notes and the Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form “S-3” (File No. 333-163813) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Notes, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Notes. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Notes.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents, if any, listed on Schedule B attached hereto and each “road show” (as defined in Rule 433(h)(4) under the Act), if any, related to the offering of the Notes contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Notes by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Notes, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

“Applicable Time,” as used herein, means the date and time that this Agreement is executed and delivered by the parties hereto.

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Issuers and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of 97% of the principal amount thereof. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Notes as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Notes upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the aggregate principal amount of Firm Notes to be purchased by each of them, all or a portion of the Additional Notes as may be necessary to cover over-allotments made in connection with the offering of the Firm Notes, at a purchase price of 97% of the principal amount thereof. The Over-Allotment Option may be exercised by UBS Securities LLC and Morgan Stanley & Co.

Incorporated (the “Managing Underwriters”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement by written notice to the Company. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the Over-Allotment Option is being exercised and the date and time when the Additional Notes are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The principal amount of Additional Notes to be sold to each Underwriter shall be the principal amount which bears the same proportion to the aggregate principal amount of Additional Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate principal amount of Firm Notes, subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Notes shall be made to the Company by Federal Funds wire transfer, against delivery of the Firm Notes to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on March 16, 2010 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Notes shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Notes. Electronic transfer of the Additional Notes shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

For the purpose of expediting the checking of the global certificates for the Notes by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase or the additional time of purchase, as the case may be.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Notes shall be made at the offices of Davis Polk & Wardwell LLP at 450 Lexington Ave., New York, NY 10017 at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Notes or the Additional Notes, as the case may be.

3. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Notes and the Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York

City time, on the date hereof; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, will comply, in all material respects, with the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); the conditions to the use of Form S-3 in connection with the offering and sale of the Notes as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Notes as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at the Applicable Time, at the time of purchase and each additional time of purchase, if any, the Disclosure Package does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase and each additional time of purchase, if any, will comply, in all material respects, with the requirements of the Act; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); on the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and at the time of purchase and each additional time of purchase, if any, or the Prospectus, as then amended or supplemented, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, when considered together with the Disclosure Package as of the Applicable Time, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document (to the extent not superseded by a subsequently filed Incorporated Document), at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Notes by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Pre-Pricing Prospectus or the Prospectus, as the case may be, (and such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission when required), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Pre-Pricing Prospectus dated March 8, 2010 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Notes, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Notes contemplated hereby is solely the property of the Company;

(d) the Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i);

(e) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement entitled “Description of Capital Stock” and in the sections of, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of capital stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and restricted share units disclosed as outstanding in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus and the grant of options under existing stock option plans and as otherwise described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE;

(f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement, the Indenture and the Notes and to issue, sell and deliver the Notes and the Shares issuable upon conversion of the Notes as contemplated by this Agreement, the Indenture, and the Notes; each Guarantor has the full corporate power and authority to execute and deliver this Agreement, the Indenture and the Guarantees;

(g) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole (“Material Adverse Effect”);

(h) the Company has no subsidiaries (as defined under the Act) other than those listed on Schedule C (collectively, the “Subsidiaries”); except as otherwise set forth on Schedule C, the Company, directly or indirectly, owns all of the issued and outstanding capital stock of each of the Subsidiaries; except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws or other constituent documents of the Company and each Subsidiary and all amendments thereto have been made available to you, and no changes therein will be made on or after the date hereof through and including the time of purchase without your approval (not to be unreasonably withheld); each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or a limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with full corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the

Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and except as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(i) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Issuers and, when executed and delivered by the Issuers and the Trustee, will be a legal, valid and binding agreement of the Issuers, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefore may be brought regardless of whether enforcement is considered at law or in equity (the “Bankruptcy Exceptions”);

(j) the Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by the Bankruptcy Exceptions, and will be entitled to the benefits of the Indenture; the Shares issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance upon conversion of the Notes, and, upon conversion of the Notes in accordance with their terms and the terms of the Indenture, will be issued free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction, pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party, upon the transfer thereof); such Shares, when so issued upon such conversion in accordance with the terms of the Notes and of the Indenture, will be duly and validly issued and fully paid and nonassessable;

(k) the Guarantees have been duly and validly authorized by the Guarantors and, when executed and delivered and, when the Notes are issued, authenticated by the Trustee and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, will be the legal, valid and binding obligation of the Guarantors, enforceable in accordance with its terms, except as the enforceability thereof may be limited by the Bankruptcy Exceptions;

(l) the terms of the Notes, the Indenture and the capital stock of the Company, including the Shares, conform in all material respects to each description, if any, thereof contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(m) this Agreement has been duly authorized, executed and delivered by each Issuer;

(n) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or other organizational documents or (B) except as would not reasonably be expected to have a Material Adverse Effect, (i) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (ii) any federal, state, local or foreign law, regulation or rule, or (iii) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (iv) any decree, judgment or order applicable to it or any of its properties;

(o) the execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Notes and the issuance of the Shares issuable upon conversion of the Notes, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws or other organizational documents of the Company or any of the Subsidiaries, or (B) except as would not reasonably be expected to have a Material Adverse Effect, (i) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (ii) any federal, state, local or foreign law, regulation or rule, or (iii) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (iv) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties;

(p) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Notes or the issuance of Shares upon conversion of the Notes or the consummation by the Issuers of the transactions contemplated by this Agreement, the Indenture or the Notes, other than (i) as have been obtained from NYSE, (ii) as may be required under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters, or (iii) under the Conduct Rules of FINRA;

(q) except as described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Notes; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(r) each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary permits, licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the absence of any such permit, license, authorization, consent, approval or filing would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permit, license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(s) except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party (in such person’s capacity as a director or officer) or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby;

(t) Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(u) the financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply in all material respects with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial data are reasonable under the circumstances, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(v) except as disclosed in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

(w) except as set forth or contemplated therein, subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or any material change in the outstanding indebtedness, in each case, of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

(x) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and the other persons identified on Exhibit A-1 hereto;

(y) neither the Company nor any Subsidiary is, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, neither of them will be required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(z) the Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except as are described or contemplated in the Registration Statement and the Prospectus or such as do not, individually or in the aggregate, materially affect the value of the property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; all the property described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(aa) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of, their respective businesses in the manner described in the Registration Statement and Prospectus, except where the failure to own, license or have such rights would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect (collectively, "Intellectual Property"); (i) except as would not reasonably be expected to have a Material Adverse Effect, there are no third parties who have or, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) except as would not reasonably be expected to have a Material Adverse Effect, to the Company's knowledge there is no infringement by third parties of any Intellectual Property; (iii) except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) except as would not reasonably be expected to have a Material Adverse Effect, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) except as would not reasonably be expected to have a Material Adverse Effect, there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(bb) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries,

(ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(cc) except as set forth in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, and except for such matters as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and each of Subsidiaries (or, to the knowledge of the Company, any other entity for whose acts or omissions the Company is or may be liable) (1) are conducting their businesses and operations in compliance with Environmental and Mining Laws (as defined below); (2) possess, maintain in full force and effect, and are in compliance with all permits, licenses or registrations required under Environmental and Mining Law for the conduct of their businesses and operations; (3) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental and Mining Law or liability thereunder (including, without limitation, liability as a “potentially responsible party,” and/or for costs of investigating or remediating sites containing Hazardous Substances (as defined below) and/or reclamation or damages to natural resources); (4) do not have knowledge of any release of Hazardous Substances that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures by the Company or its Subsidiaries regarding the investigation, remediation or cleanup thereof; and (5) are not subject to any pending or, to the knowledge of the Company, threatened claim or other legal proceeding under any Environmental and Mining Laws against the Company or its subsidiaries. As used in this paragraph, “Environmental and Mining Laws” means any and all applicable federal, state, local, and foreign laws, ordinances, regulations and common law, or any enforceable administrative or judicial order, consent, decree or judgment, relating to pollution or the protection of human health or the environment including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) the emission, discharge, release, generation processing, use treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Substances, (ii) the investigation, remediation or cleanup of any Hazardous Substances, or (iii) surface or underground coal mining, including any related reclamation. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants or hazardous, dangerous or toxic substances, materials or wastes, or petroleum, petroleum products, or any other chemical substance regulated under Environmental and Mining Laws);

(dd) in the ordinary course of its business, the Company and each of the Subsidiaries conducts a periodic review of the effect of the Environmental and Mining Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for reclamation cleanup, closure of properties or compliance with the Environmental and Mining Laws or any permit, license, or approval, any related constraints on operating activities, and any potential liabilities to third parties);

(ee) all tax returns required to be filed by the Company or any of the Subsidiaries have been filed, except as would not reasonably be expected to have a Material Adverse Effect and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(ff) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any, in each case except as would not reasonably be expected to have a Material Adverse Effect;

(gg) except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect neither the Company nor any Subsidiary has sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(hh) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ii) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder;

(jj) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith;

(kk) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ll) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(nn)(i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(oo) except as described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company;

(pp) the issuance and sale of the Notes as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(qq) the Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE;

(rr) as of the date hereof and immediately prior to, and immediately following, the issuance of the Notes, and immediately after the application of the proceeds from the offering and sale of the Notes, each Issuer is and will be Solvent (as defined below); no Issuer is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and no Issuer has knowledge of any person contemplating the filing of any such petition against any Issuer; as used herein, “Solvent” means, for any person on a particular date, that, on such date, (i) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (iv) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute unreasonably small capital and (v) such person is able to pay its debts as they become due and payable;

(ss) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, the Indenture or the Notes or the consummation of the transactions contemplated hereby or by the Registration Statement; and

(tt) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, controlling persons or to their knowledge, affiliates, has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Shares issuable upon conversion of the Notes.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Issuers, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Issuers. The Issuers hereby jointly and severally agree:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes and the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Notes; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Notes) or to subject itself to taxation for doing business in any such jurisdiction; and provided, further that the Company shall not be obligated to maintain any such qualification for more than one year from the date of this Agreement; and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes or the Shares for offer or sale in any such jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Notes, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Notes may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission to

(i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, registering the offer and sale of the Notes under the Act, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form reasonably satisfactory to you, (iii) use its reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as reasonably practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, to file with the Commission, prior to such third anniversary, a new registration statement under the Act registering the offer and sale of the Notes, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(f) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(g) subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes;

(h) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters as soon as reasonably practicable such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than fifteen months after the effective date of the Registration Statement;

(j) to furnish to you conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to you as early as reasonably practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;

(l) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of a reasonable number of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Notes and the Guarantees including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, the Indenture, the Notes, any dealer agreements, any

Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of a reasonable number of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes and the Guarantees for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters not to exceed $5,000) and the printing and furnishing of a reasonable number of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Notes or the Shares issuable upon conversion of the Notes on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Notes by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, if any, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and fifty percent (50%) of the cost of any aircraft chartered in connection with the road show, (ix) any fees payable to investment rating agencies with respect to the rating of the Notes; (x) the costs and charges of the Trustee and any transfer agent, registrar or depositary; (xi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in any appropriate market system, (xii) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of the DTC, (xiii) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes, and (xiv) the performance of the Company’s other obligations hereunder;

(n) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(o) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of the Managing Underwriters, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale, and the issuance, of the Notes and the Shares as contemplated by this Agreement, the Indenture and the Notes, and in the Common Stock Offering, the Senior Secured Offering and the issuance of Common Stock upon conversion of the Company’s 4.00% Convertible Senior Notes due 2017, (B) issuances of Common Stock upon the exercise of options or restricted share units disclosed as outstanding in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus and (C) the issuance of employee stock options not exercisable during the Lock-Up Period and the issuance of restricted stock and restricted stock units which do not vest during the Lock-Up Period, in each case pursuant to stock plans described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(o) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, further, that the immediately preceding proviso shall not apply if (i) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Conduct Rule 2711(f)(4) of FINRA; and (ii) within the 3 business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with Section 14) to the Managing Underwriters a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” within the meaning of Conduct Rule 2711(f)(4) of FINRA;

(p) prior to the time of purchase to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent which may not be unreasonably withheld;

(q) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Notes by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Prospectus;

(r) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Shares issuable upon conversion of the Notes;

(s) to use its reasonable best efforts to cause the Shares issuable upon conversion of the Notes to be listed on the NYSE and to maintain such listing;

(t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(u) to at all times reserve and keep available, free of preemptive rights, shares of Common Stock in an amount sufficient to satisfy the Company’s obligations to issue Shares upon conversion of the Notes; and

(v) to (i) use its best efforts to cause the Notes, and the Shares issuable upon conversion of the Notes, to be included in the book-entry settlement system of the DTC and (ii) comply with all of its obligations set forth in the representations letter of the Company to the DTC relating to such inclusion.

5. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Notes are not delivered for any reason other than the termination of this Agreement pursuant to Section (2)(A), (2)(C), (2)(D) or (2)(E) of the second paragraph of Section 7 hereof, to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Issuers, jointly and severally, shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Issuers on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Issuers of each of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at each additional time of purchase, an opinion of Jones Day, counsel for the Company, and Penn, Stuart & Eskridge, P.C. and Jackson Kelly, counsel for certain of the Guarantors, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to the Managing Underwriters, in the form set forth in Exhibits B-1, B-2 and B-3 hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Roger Nicholson, Senior

Vice President, Secretary and General Counsel of the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter and in form and substance satisfactory to the Managing Underwriters, in the form set forth in Exhibit C hereto.

(c) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus Supplement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter in the forms satisfactory to the Managing Underwriters, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Managing Underwriters.

(e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected in writing.

(f) Any registration statement required to be filed, prior to the sale of the Notes or the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(g) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, when considered together with the Disclosure Package, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, on behalf of the Issuers, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(i) You shall have received copies, duly executed by the Company and the Trustee, of the Indenture.

(j) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(x) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(l) The Notes shall be included in the book-entry settlement system of the DTC, subject only to notice of issuance at or prior to the time of purchase.

(m) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(n) There shall exist no event or condition which would constitute a default or an event of default under the Notes or the Indenture.

(o) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(p) The Credit Agreement dated as of February 22, 2010 among the Company, as borrower, the Guarantors, General Electric Capital Corporation, as Administrative Agent, the other parties named therein and the lenders named therein shall have become effective.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Managing Underwriters, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Managing Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Managing Underwriters, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Managing Underwriters elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Issuers shall be unable to comply with any of the terms of this Agreement, the Issuers shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Issuers under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Notes to be purchased by it hereunder at the time of purchase (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) (the “Defaulted Notes”) and if the aggregate principal amount of the Defaulted Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for at such time does not exceed 10% of the total aggregate principal amount of Firm Notes to be purchased at such time, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate principal amount of Firm Notes they are obligated to purchase at such time pursuant to Section 1 hereof) the aggregate principal amount of Defaulted Notes agreed to be purchased by all such defaulting Underwriters at such time, as hereinafter provided. Such Defaulted Notes shall be taken up and paid for by such non-defaulting Underwriters, acting severally and not jointly, in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Defaulted Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Firm Notes set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Notes hereunder unless all of the Firm Notes are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter is or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate principal amount of Defaulted Notes which the defaulting Underwriter or Underwriters agreed to purchase at the time of purchase exceeds 10% of the total aggregate principal amount of Firm Notes which all Underwriters agreed to purchase hereunder at such time, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder at such time, this Agreement shall terminate without further act or deed and without any liability with respect thereto on the part of the Company to any Underwriter and without any liability with respect thereto on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Issuers, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Issuers, their respective directors and officers, and any person who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Issuers or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Issuers expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Issuers), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration

Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Issuers expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Issuers or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. No indemnification provided for in Section 9(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 9(c) if the party to whom notice was not given was substantially prejudiced by the failure to give such notice, as determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or (b). The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent (which consent may not be unreasonably withheld), but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuers, and the total underwriting discounts and commissions received by the Underwriters, bear to the gross proceeds to the Company from the offering of the Notes (before deducting underwriting discounts and commissions and other expenses). The relative fault of the Issuers on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Issuers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation

(even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Issuers contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any of their respective partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Issuers, their respective directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Issuers and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Issuers, against any of the Issuers’ officers or directors in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in the sixth and the twelfth through sixteenth paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Issuers, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 300 Corporate Centre Drive, Scott Depot, West Virginia 25560 (facsimile: (304) 760-2699), Attention: Roger L. Nicholson.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement

(“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Issuers consents to the jurisdiction of such courts and personal service with respect thereto. Each Underwriter and the Issuers (on their behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Issuer and may be enforced in any other courts to the jurisdiction of which such Issuer is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Issuers and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Issuers hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Issuers further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Issuers, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Issuers’ securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Issuers, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Issuers hereby confirm their understanding and agreement to that effect. The Issuers and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Issuers regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Issuers’ securities, do not constitute advice or recommendations to the Issuers. The Issuers and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Issuers and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Issuers with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Issuers). The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that such Issuer may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Issuers in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters, and the Issuers and their successors and assigns and any successor or assign of any substantial portion of any Issuers’ and any of the Underwriters’ respective businesses and/or assets.

18. Miscellaneous. UBS Securities LLC (“UBS”), an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Issuers and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Issuers and the Underwriters, severally.

Very truly yours,

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, Secretary and General Counsel

BRONCO MINING COMPANY, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

COALQUEST DEVELOPMENT LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

HAWTHORNE COAL COMPANY, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

HUNTER RIDGE COAL COMPANY

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

[Signature page to Underwriting Agreement- convertible senior notes]

HUNTER RIDGE HOLDINGS, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

HUNTER RIDGE, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

ICG, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, Secretary and General Counsel

ICG, LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, Secretary and General Counsel

ICG ADDCAR SYSTEMS, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

ICG BECKLEY, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

[Signature page to Underwriting Agreement- convertible senior notes]

ICG EAST KENTUCKY, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG EASTERN, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG EASTERN LAND, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

ICG HAZARD, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG HAZARD LAND, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

ICG ILLINOIS, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

[Signature page to Underwriting Agreement- convertible senior notes]

ICG KNOTT COUNTY, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG NATURAL RESOURCES, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

ICG TYGART VALLEY, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

JULIANA MINING COMPANY, INC.

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

KING KNOB COAL CO., INC.

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

MARINE COAL SALES COMPANY

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

[Signature page to Underwriting Agreement- convertible senior notes]

MELROSE COAL COMPANY, INC.

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

PATRIOT MINING COMPANY, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

POWELL MOUNTAIN ENERGY, LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

SIMBA GROUP, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

UPSHUR PROPERTY, INC.

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

VINDEX ENERGY CORPORATION

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

[Signature page to Underwriting Agreement- convertible senior notes]

WHITE WOLF ENERGY, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

WOLF RUN MINING COMPANY

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

[Signature page to Underwriting Agreement- convertible senior notes]

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

MORGAN STANLEY & CO. INCORPORATED

By: UBS SECURITIES LLC

By:	/s/ Jerrod Freund
Name:	Jerrod Freund
Title:	Executive Director

By:	/s/ Matthew Albrecht
Name:	Matthew Albrecht
Title:	Associate Director

MORGAN STANLEY & CO.INCORPORATED

By:	/s/ Mohit Assomull
Name:	Mohit Assomull
Title:	Managing Director

[Signature page to Underwriting Agreement- convertible notes]

SCHEDULE A

Underwriter	Principal Amount of Firm Notes
UBS SECURITIES LLC	$50,000,000
MORGAN STANLEY & CO. INCORPORATED	$50,000,000
Total	$100,000,000

SCHEDULE B

Term sheet dated March 10, 2010.

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SCHEDULE C

List of Subsidiaries

Bronco Mining Company, Inc.

CoalQuest Development LLC

Hawthorne Coal Company, Inc.

Hunter Ridge, Inc.

Hunter Ridge Coal Company

Hunter Ridge Holdings, Inc.

ICG, Inc.

ICG, LLC

ICG ADDCAR Systems, LLC

ICG Beckley, LLC

ICG East Kentucky, LLC

ICG Eastern, LLC

ICG Eastern Land, LLC

ICG Hazard, LLC

ICG Hazard Land, LLC

ICG Illinois, LLC

ICG Knott County, LLC.

ICG Natural Resources, LLC

ICG Tygart Valley, LLC

Juliana Mining Company, Inc.

King Knob Coal Co., Inc.

Marine Coal Sales Company

Melrose Coal Company, Inc.

Patriot Mining Company, Inc.

Powell Mountain Energy, LLC.

Simba Group, Inc.

Upshur Property, Inc.

Vindex Energy Corporation

White Wolf Energy, Inc.

Wolf Run Mining Company

2